UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2024
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1 S Wacker Dr, Suite 3210
Chicago, Illinois, 60606
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 30, 2024, the Board of Directors of Strategic Realty Trust, Inc. (the “Company”) appointed Domenic Lanni 54, to serve as Chief Executive Officer of the Company. Mr. Lanni was also elected to serve as a director of the Company to fill the vacancy created by Mr. Schreiber’s resignation. As Chief Executive Officer, Mr. Lanni will be the Company’s principal executive officer and will assume the responsibilities that were previously performed by Mr. Schreiber, who acted as principal executive officer of the Company since February 2022.
Following his appointment as Chief Executive officer, Mr. Lanni will no longer serve as Chief Operating Officer of the Company, a position he held since February 2022.
Mr. Lanni serves as Co-Founder and Managing Principal at L3 Capital. Mr. Lanni is responsible for overall strategic direction, sourcing investment opportunities, and originating capital for the firm’s principal investment activities. Prior to co-founding L3 Capital in 2009, Mr. Lanni was a Vice President in the Acquisitions group at RREEF, a member of the Deutsche Bank Group, which he joined in 2007. At RREEF he worked as an officer in the Value Add group and oversaw $1.2 billion of development projects in Illinois, New York and Texas. Mr. Lanni’s responsibilities included the sourcing and execution of value-add projects throughout the United States on behalf of institutional clients. Prior to joining RREEF in 2007, Mr. Lanni was a Vice President of Development for JFA where he was responsible for sourcing and executing mixed-use development projects throughout the Midwest. During his tenure at JFA, he managed development projects consisting of residential, retail and hotel components. Previously, he worked in Jones Lang LaSalle’s development group on consulting and transactional work. Mr. Lanni received his MBA from Kellogg School of Management at Northwestern University and MS and BS degrees in Civil Engineering from the University of Massachusetts. He is a licensed real estate broker in Illinois. He is also an active member of the International Council of Shopping Centers.
Except through his officer position with L3 Capital, Mr. Lanni has no direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of January 1, 2022, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Lanni does not receive any compensation directly from the Company for his services as an officer or director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: September 4, 2024	By:	/s/ Ryan Hess
Ryan Hess
Chief Financial Officer